Exhibit 10.2
THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (II) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (III) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.
EASTMAN KODAK COMPANY
WARRANT
TO PURCHASE COMMON STOCK

Certificate Number:	Dated: , 2009
          For value received, KKR Jet Stream (Cayman) Limited (the “Investor” and, together with any transferee of the Warrant in accordance with the terms of this Warrant, the “Holder”), is entitled to purchase from Eastman Kodak Company, a New Jersey corporation (together with its successors and assigns, the “Company”), at any time and from time to time after the date set forth above and prior to 5:00 p.m., New York time, on the Expiration Date (as defined below), at the purchase price of $      1 per share (as such price may be adjusted pursuant to Section 2, the “Exercise Price”) an aggregate of            fully-paid and nonassessable shares of the Company’s voting common stock, par value $2.50 per share (“Common Stock”) (as such shares may be adjusted pursuant to Section 2 and Annex A, the “Warrant Shares”).
          This Warrant (this “Warrant”) is being initially issued to the Investor pursuant to a Note and Warrant Purchase Agreement dated September 16, 2009 (the “Purchase Agreement”) by and among the Company, the Investor and the other parties named therein, as it

[1]	Exercise price will be the lesser of (i) the average of the Closing Sale Prices of the Common Stock for each of the 15 Trading Days preceding the date of the public announcement of the transactions contemplated by the Purchase Agreement; (ii) the Closing Sale Price of the Common Stock on the date of the pricing of the Convertible Notes Offering (as defined in the Purchase Agreement) and (iii) $5.50.

may be amended, restated, modified or supplemented from time to time. This Warrant and the Warrant Shares are entitled to the registration rights provided for in the registration rights agreement of even date herewith among the Company, the Investor and the other parties named therein (the “Registration Rights Agreement”).
     Section 1. Term and Exercise of Warrant.
          1.1 Term of Warrant. The Holder shall have the right, at any time before 5:00 p.m., New York time, on the eighth anniversary of the date hereof, or, if such date is not a Business Day (as defined below), the next Business Day (the “Expiration Date”) to exercise this Warrant in accordance with the terms of this Warrant.
          1.2 Exercise of Warrant.
               (a) Cash Exercise. This Warrant may be exercised at any time prior to the Close of Business on the Expiration Date (or if the Expiration Date is not a Business Day, the next Business Day) and from time to time, in whole or in part, but not for less than 1,000,000 Warrant Shares, upon surrender to the Company, together with the duly completed and signed form of notice of exercise (designating thereon the Holder’s election to cash exercise (“Cash Exercise”)) in the form attached (the “Notice of Exercise”), and payment to the Company of the Exercise Price in effect on the date of such exercise for the number of Warrant Shares in respect of which this Warrant is then being exercised; provided, that the Holder may not elect to Cash Exercise this Warrant unless there is available an effective registration statement to cover such transaction or such Holder checks the box on the Notice of Exercise thereby representing to the Private Placement Representations (as defined in the Notice of Exercise). Payment of the aggregate Exercise Price upon exercise pursuant to this Section 1.2(a) shall be made by delivery of a check to the principal executive offices of the Company as provided in Section 7 or, at the Holder’s discretion, by wire transfer of immediately available funds in accordance with written wire transfer instructions to be provided by the Company at the Holder’s request.
               (b) Net-Issue Exercise. In lieu of exercising this Warrant on a cash basis pursuant to Section 1.2(a), the Holder may elect to exercise this Warrant at any time prior to the Expiration Date and from time to time, in whole or in part, but not for less than 1,000,000 Warrant Shares, on a net-issue basis by electing to receive the number of Warrant Shares which are equal in value to the value of this Warrant (or any portion thereof to be canceled in connection with such Net-Issue Exercise) at the time of any such Net-Issue Exercise, by surrender of this Warrant, together with the duly completed and signed Notice of Exercise (designating the Holder’s election to Net-Issue Exercise (“Net-Issue Exercise”)), to the Company at the principal executive offices of the Company as provided in Section 7; provided that the Holder may not elect to Net-Issue Exercise this Warrant if at such time the Holder would be prohibited from transferring the Warrant Shares pursuant to Section 3. The Notice of Exercise shall be properly marked to indicate (A) the number of Warrant Shares to be delivered to the Holder in connection with such Net-Issue Exercise, (B) the number of Warrant Shares in respect of which this Warrant is being surrendered in payment of the aggregate Exercise Price for the Warrant Shares to be delivered to the Holder in connection with such Net-Issue Exercise, calculated as of the Determination Date (as defined below) and (C) the number of Warrant Shares which remain subject to this Warrant after such Net-Issue Exercise, if any (each as determined in accordance with this Section 1.2(b)). In the event that the Holder elects to exercise this Warrant in whole or in part on a net-issue basis pursuant to this Section 1.2(b), the Company will issue to the Holder the number of Warrant Shares determined in accordance with the following formula:
X = Y x (A-B) / A
where:
•	“X” is the number of Warrant Shares to be issued to the Holder in connection with such Net-Issue Exercise;

•	“Y” is the number of Warrant Shares to be exercised, up to the number of Warrant Shares subject to this Warrant;

•	“A” is the Closing Sale Price (as defined below) as of the Determination Date (as defined below) of one share of Common Stock; and

•	“B” is the Exercise Price in effect as of the date of such Net-Issue Exercise (as adjusted pursuant to Section 2).
The “Determination Date” will be the date indicated on the Notice of Exercise; provided, however, that if the Company does not receive the Notice of Exercise within five (5) business days of the date indicated thereon, the Determination Date will be the date the Company receives such Notice of Exercise.
               (c) Fractional Interests. No fractional shares of Common Stock will be issued upon the exercise of this Warrant, but in lieu thereof the Company shall pay therefor in cash an amount equal to the product obtained by multiplying the Closing Sale Price of one share of Common Stock on the Trading Day immediately preceding the date of exercise of the Warrant times such fraction (rounded to the nearest cent).
               (d) Deemed Issuance. Subject to 1.2(c), upon such surrender of the Warrant, delivery of the Notice of Exercise and, in the case of a Cash Exercise pursuant to Section 1.2(a), payment of the Exercise Price, the Company will issue and cause to be delivered with all reasonable dispatch (and in no event more than three Business Days from delivery of the Notice of Exercise) to and in the name of the Holder, or in the name of such other Person as designated by the Holder, a certificate or certificates for the number of full shares of Common Stock so purchased upon the exercise of this Warrant, together with a check or cash in respect of any fraction of a share of Common Stock otherwise deliverable upon such exercise, as provided in Section 1.2(c). Such certificate or certificates shall be deemed to have been issued, and the Person in whose name any such certificates will be issuable upon exercise of this Warrant (as indicated in the applicable Notice of Exercise) will be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of this Warrant and, in the case of a Cash Exercise pursuant to Section 1.2(a), payment of the Exercise Price.
               (e) Warrant Exercisable in Whole or in Part. The rights of purchase represented by this Warrant shall be exercisable, at the election of the Holder, either in full or from time to time in part, but not for less than 1,000,000 Warrant Shares. If this Warrant is exercised in respect of less than all of the Warrant Shares purchasable on such exercise at any time prior to the Expiration Date, a new Warrant of like tenor exercisable for the remaining Warrant Shares may be issued and delivered to the Holder by the Company. This Warrant or any part thereof surrendered in the exercise of the rights thereby evidenced shall thereupon be cancelled by the Company and retired.
               (f) Company Covenants. The Company shall (i) at all times cause the Warrant Shares to be approved for listing on the New York Stock Exchange or such other securities exchange or market as the Common Stock is listed from time to time, subject to official notice of issuance and (ii) for as long as this Warrant remains outstanding, at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock or shares of Common Stock held in treasury by the Company, for the purpose of effecting the exercise of this Warrant, the number of Warrant Shares then issuable upon the exercise hereof (after giving effect to all anti-dilution adjustments provided for herein). All Warrant Shares delivered upon exercise of this Warrant shall be newly issued shares or shares held in treasury by the Company, shall have been duly authorized and validly issued and shall be fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim (except for liens or adverse claims arising from the action or inaction of Holder).
     Section 2. Adjustment of Exercise Price and Warrant Shares.
          The Exercise Price and the number of Warrant Shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time as set forth in Annex A.
     Section 3. Restriction on Transfer of Warrant and Warrant Shares.
               (a) The Holder agrees that, it will not, prior to the second anniversary of the Issue Date (as defined below), transfer this Warrant or the Warrant Shares or enter into any swap, hedge, forward contract or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Warrants or Warrant Shares to a third party. However, the foregoing restrictions shall not apply to:
(i) transfers by a Holder to a member of the KKR Group;
(ii) transfers to holders of the capital stock, partnership interests, membership interests or other equity interests of a member of the KKR Group that is a Holder by way of a distribution in kind to all or substantially all of such holders on a basis proportionate with such Person’s equity interest in such Holder (a “Distributee”);
(iii) transfers to a nominee or custodian of a member of the KKR Group or a Distributee (Warrants and Warrant Shares so transferred to a nominee or custodian will, however, be deemed to continue to be held by the transferring Holder for purposes of determining any rights under the Purchase Agreement or Registration Rights Agreement);

(iv) pledges of this Warrant or the Warrant Shares pursuant to any bona fide financing transaction for the incurrence of debt and any transfer as a result of the foreclosure thereon;
(v) any transfer of this Warrant or the Warrant Shares in connection with or at any time after the Company has provided a notice of an event described in Section 1.06(i) or (ii) of Annex A (or has publicly announced any such event);
(vi) transfers during a period in which the Company is in default of its obligations in Section 9 of the Purchase Agreement; or
(vii) transfers to the Company or any of its Subsidiaries.
               (b) On or after the second anniversary of the Issue Date, in addition to transfers of a type provided for in Section 3.1(a), the Holder may transfer this Warrant or the Warrant Shares to any Person:
(i) pursuant to a registration statement that is, at the time of such transfer, effective under the Securities Act;
(ii) pursuant to Rule 144 promulgated under the Securities Act; or
(iii) in a transaction otherwise exempt from the registration requirements of the Securities Act (subject to the requirements of such exemption).
               (c) Notwithstanding the foregoing, the following terms and conditions will apply to each transfer provided for in Section 3.1(a) and (b), as applicable:
(i) in the case of a transfer pursuant to Section 3(b)(ii) or (iii), as a condition precedent to such transfer, unless otherwise agreed by the Company in writing, the transferor must deliver an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed transfer is exempt from registration under the Securities Act and applicable state securities laws; and
(ii) no Holder that is subject to the Company’s then-applicable insider trading policy may transfer any of the Warrants or any Warrant Shares except to the extent permitted under such trading policy.
               (d) By its acceptance of this Warrant, each Holder (i) shall be deemed to have acknowledged and agreed to the restrictions on transfer described in this Section, and to have acknowledged that the Company will rely upon the truth and accuracy of such acknowledgement and agreement and (ii) agrees to the imprinting of the following legend on any certificate evidencing this Warrant and the Warrant Shares (provided that the legend set forth in the second immediately following paragraph shall only be affixed to a Warrant transferred to a Person subject to the provisions of Section 8 of the Purchase Agreement:

THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (II) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (III) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.
THE HOLDER HEREOF, BY VIRTUE OF ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY THE TERMS OF SECTION 8 IN THE PURCHASE AGREEMENT AND, IF THE SECURITY EVIDENCED BY THIS CERTIFICATE IS A WARRANT, THE TERMS HEREOF AS A “HOLDER.”
               (e) Except as provided in Section 3(a), (b) and (c) above, this Warrant, the rights represented hereby and the Warrant Shares may not be transferred in whole or in part by the Holder. In order to effect any transfer or partial transfer of this Warrant, the Holder shall deliver this Warrant to the Company with the notice of transfer in the form attached (the “Notice of Transfer”) completed and duly executed. Upon receipt of Notice of Transfer and the opinion of counsel required by this Section, if any, the Company shall promptly (i) issue to the transferee a new Warrant for the number of Warrant Shares assigned by the Holder, and (ii) to the extent the transfer contemplated by the Notice of Transfer is not for the entire number of Warrant Shares represented by this Warrant, issue to the Holder a replacement Warrant representing the balance of such Warrant.
               (f) The Company shall not be required to register any transfer of the Warrants or the Warrant Shares in violation of this Section or applicable securities laws. The Company may, and may instruct any transfer or warrant agent for the Company to, place such stop transfer orders as may be required on the transfer books of the Company in order to ensure compliance with the provisions of this Section and applicable securities laws.
               (g) For the avoidance of doubt, after the second anniversary of the Issue Date, the Holder shall not be restricted in any manner from entering into any swap, hedge, forward contract or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Warrants, or of the shares of Warrant Shares issuable upon exercise thereof, to a third party.

     Section 4. Taxes. The issuance of certificates for Warrant Shares upon the exercise of the rights represented by this Warrant will be made without charge to the Holder for any issuance tax in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder.
     Section 5. Mutilated or Missing Warrant. If this Warrant shall be mutilated, lost, stolen or destroyed and the Company shall receive evidence thereof and (except with respect to mutilated Warrants returned to the Company) indemnity reasonably satisfactory to it, then the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest. An applicant for such a substitute Warrant shall comply with such other reasonable requirements and pay such reasonable charges as the Company may prescribe, including, without limitation, the execution and delivery of a lost Warrant affidavit and indemnification agreement in a form reasonably satisfactory to the Company and its counsel.
     Section 6. No Rights as Stockholder. Except as provided in Section 1.2(d), nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or to receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.
     Section 7. Notices. All notices and other communications required or permitted to be given with respect to the Warrant shall be in writing signed by the sender, and shall be considered given: (w) on the date delivered, if personally delivered during normal business hours, or on the next Business Day if delivered after normal business hours of the recipient; (x) on the date sent by telecopier with automatic confirmation of the transmitting machine showing the proper number of pages were transmitted without error, if sent during normal business hours of the recipient, or on the next Business Day if sent after normal business hours; (y) on the Business Day after being sent by Federal Express or another recognized overnight delivery service in time for and specifying next day or next business day delivery; or (z) five (5) Business Days after mailing, if mailed by United States postage-paid certified or registered mail, return receipt requested, in each instance referred to in the preceding clauses (y) and (z) only if all delivery charges are pre-paid. Each such notice or other communication shall be given to the Holder at the address in a Warrant register to be created and maintained by the Company and to the Company at its principal executive offices.
     Section 8. No Waivers; Remedies; No Impairment. Prior to the Expiration Date, no failure or delay by the Holder in exercising any right, power or privilege with respect to the Warrant shall operate as a waiver of the right, power or privilege. A single or partial exercise of any right, power or privilege shall not preclude any other or further exercise of the right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies provided in the Warrant shall be cumulative and not exclusive of any rights or remedies provided by law. The Company will not, by amendment of its charter or by-laws or through any other means, directly or indirectly, avoid or seek to avoid the observance or performance of any of the terms of this Warrant and will at all time in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Holder against impairment.
     Section 9. Amendments. No amendment, modification, termination or waiver of any provision of the Warrant, and no consent to any departure from any provision of the Warrant, shall be effective unless it shall be in writing and signed and delivered by the Company and the Holder, and then it shall be effective only in the specific instance and for the specific purpose for which it is given.
     Section 10. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York that apply to contracts made and performed entirely within such state.
     Section 11. Severability of Provisions: Successors. Any provision of this Warrant that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of the Warrant or affecting the validity or enforceability of the provision in any other jurisdiction. This Warrant shall be binding upon any entity succeeding the Company by merger, consolidation or otherwise. All of the covenants and agreements of the Company shall inure to the benefit of successors and permitted assigns of the Holder.
     Section 12. Titles and Subtitles; Section References. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant. Unless otherwise stated, references to Sections and Annexes are to the Sections and Annexes of this Warrant.
     Section 13. Purchase Agreement; Registration Rights Agreement. The Company will provide any Holder with a copy of the Purchase Agreement or Registration Rights Agreement upon request.
     Section 14. Definitions. For purposes of this Warrant, the following terms have the following meanings:
               (a) “Affiliate” means any Person controlling, controlled by or under common control with any other Person. For purposes of this definition, “control” (including “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of securities, partnership or other ownership interests, by contract or otherwise.
               (b) “Beneficially Own”, “Beneficially Owned” and “Beneficial Ownership” shall have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act, except that for purposes of this Agreement the words “within sixty days” in Rule 13d-3(d)(1)(i) shall not apply, to the effect that a Person shall be deemed to be the beneficial owner of a security if that Person has the right to acquire beneficial ownership of such security at any time.

               (c) “Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.
               (d) “Close of Business” means 5:00 p.m. (New York City time).
               (e) “Closing Sale Price” of the Common Stock on any date means the closing per-share sale price (or if no closing per-share sale price is reported, the average of the last bid and ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on that date as reported the principal other national or regional securities exchange on which the shares of the Common Stock are then traded. The Closing Sale Price will be determined without reference to after-hours or extended market trading. If the Common Stock is not so listed for trading on the relevant date, then the “Closing Sale Price” of the Common Stock will be the last quoted bid price for Common Stock in the over-the-counter market on the relevant date as reported by Pink OTC Markets Inc. or a similar organization. If the Common Stock is not so quoted, then the “Closing Sale Price” of the Common Stock will be determined by a U.S. nationally recognized independent investment banking firm selected by the Company for this purpose.
               (f) “Issue Date” means the date on which the Warrant was originally issued or deemed issued as set forth on the face of the Warrant.
               (g) “KKR Group” means (i) Kohlberg Kravis Roberts & Co. L.P. or its Subsidiaries (collectively, “KKR”), (ii) any investment fund, vehicle or account which is managed by KKR or in respect of which KKR has investment discretion (each, a “KKR Fund or Account”); provided, that, if KKR share management or investment discretion of such investment fund, vehicle or account with any Person that is not an Affiliate of KKR, such an investment fund, vehicle or account shall not be included in the KKR Group for purposes of this Agreement unless the Company so agrees, such agreement not to be unreasonably withheld, or (iii) an Affiliate of KKR or a KKR Fund or Account (not including portfolio companies).
               (h) “Market Disruption Event” means the occurrence or existence on any Scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time within the 30 minutes prior to the closing time of the relevant exchange on such Scheduled Trading Day.
               (i) “NYSE” means The New York Stock Exchange.
               (j) “Open of Business” means 9:00 a.m. (New York City time).
               (k) “Person” means any individual, corporation, partnership, company, trust, unincorporated organization or any other form of entity.

               (l) “Registration Rights Agreement” means the registration rights agreement of even date herewith among the Company, the Guarantors, the Investor and the other parties thereto.
               (m) “Scheduled Trading Day” means any day that is scheduled by the applicable exchange to be a Trading Day, provided that if the Common Stock is not listed or traded, then a “Scheduled Trading Day” shall have the same meaning as Business Day.
               (n) “Securities Act” means the Securities Act of 1933, as amended.
               (o) “Subsidiary” means a Person more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company, or by the Company and one or more other Subsidiaries of the Company.
               (p) “Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) trading in the Company’s securities generally occurs on the NYSE, or if shares of Common Stock are not listed on the NYSE, then as reported by the NASDAQ Stock Market or the principal other national or regional securities exchange on which the shares of Common Stock are then traded, or if the Common Stock is not listed or approved for trading on the NASDAQ Stock Market or another national or regional securities exchange, on the principal market on which shares of the Common Stock are then traded, provided that if the Common Stock is not so listed or traded, then a “Trading Day” shall have the same meaning as Business Day.
[The next page is the signature page]

     The Company has executed and delivered this Warrant as of the date set forth above.

EASTMAN KODAK COMPANY

By:
Name: Title:

Accepted:

KKR JET STREAM (CAYMAN) LIMITED

By:
Name: Title:
Warrant Signature Page

NOTICE OF EXERCISE
(To Be Completed Only Upon Exercise)

TO:	Eastman Kodak Company 343 State Street Rochester, New York 14650
1. The undersigned hereby irrevocably elects to exercise the Warrant with respect to                      Warrant Shares pursuant to the terms of the Warrant.
     2. If Cash Exercise, check this box ☐: The undersigned tenders herewith full payment of the aggregate cash exercise price equal to $                     U.S. Dollars for such shares in accordance with the terms of the Warrant.
     3. If Cash Exercise and there is no effective registration statement under the Securities Act to cover the issuance of the Warrant Shares upon such Cash Exercise, check this box ☐: The undersigned hereby makes the representations and warranties set forth in Section 3.1(a), (b) and (c) of the Purchase Agreement as if it were the “Investor” and the Warrant Shares to be issued upon this exercise were the “Securities” (the “Private Placement Representations”).
     4. If Net-Issue Exercise, check this box ☐: The undersigned exercises the Warrant on a net-issue basis pursuant to the terms set forth in the Warrant. Net-Issue Information:
(a) Number of Warrant Shares to be Issued to Holder:
(b) Number of Warrant Shares Subject to Warrant Surrendered:
(c) Number of Warrant Shares Remaining Subject to Warrant, if any:
     5. Please issue a certificate or certificates representing said Warrant Shares in such name or names as specified below:

(Name and Address)

Determination Date:	By:

(Signature must conform in all respects to name of the Holder as set forth on the face of the Warrant)

NOTICE OF TRANSFER
(To Be Completed Only Upon Transfer)

TO:	Eastman Kodak Company 343 State Street Rochester, New York 14650
     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                          the right represented by this Warrant, to purchase                                          Warrant Shares.
Please issue a Warrant representing the right to purchase such Warrant Shares in such name or names as specified below:

(Name and Address)

     The undersigned requests the Company, by written order to exchange or register the transfer of a Warrant or Warrants, and, to the extent the transfer contemplated by this notice is not for the entire number of Warrant Shares represented by this Warrant, to issue a replacement Warrant in the name of the undersigned representing the balance of such Warrant Shares.
     By executing and delivering this Notice of Transfer, the undersigned represents and warrants that transfer contemplated hereby is being made in accordance with Section 3 of this Warrant.

Dated:	By:

(Signature must conform in all respects to name of the Holder as set forth on the face of the Warrant)

ANNEX A
Anti-Dilution Adjustments
     Section 1.01 Adjustment for Change in Capital Stock. If, after the Issue Date of the Warrant, the Company:
     (a) pays a dividend or makes a distribution payable exclusively in shares of Common Stock on all or substantially all shares of the Company’s Common Stock;
     (b) subdivides the outstanding shares of Common Stock into a greater number of shares; or
     (c) combines the outstanding shares of Common Stock into a smaller number of shares;
then the Exercise Price will be decreased (or increased with respect to an event in clause (c)) based on the following formula:
where,

R’ =	the Exercise Price in effect immediately after the Open of Business on the record date for such dividend or distribution, or immediately after the Open of Business on the effective date of such subdivision or combination, as the case may be;

R =	the Exercise Price in effect immediately prior to the Open of Business on the record date for such dividend or distribution, or immediately prior to the Open of Business on the effective date of such subdivision or combination, as the case may be;

OS’=	the number of shares of Common Stock outstanding immediately prior to the Open of Business on the record date for such dividend or distribution, or immediately prior to the Open of Business on the effective date of such subdivision or combination, as the case may be; and

OS =	the number of shares of Common Stock outstanding immediately after the Open of Business on the record date for such dividend or distribution, or immediately after the Open of Business on the effective date of such subdivision or combination, as the case may be.
     Such adjustment shall become effective immediately after the Open of Business on the record date for such dividend or distribution, or the effective date for such subdivision or combination, as the case may be. If any dividend or distribution of the type described in this Section 1.01 is declared but not so paid or made, or the outstanding shares of Common Stock are not split or combined, as the case may be, the Exercise Price shall be immediately readjusted, effective as of the date the Company’s board of directors or a duly appointed committee thereof (the “Board of Directors”) determines not to pay such dividend or distribution, or split or combine the outstanding shares of Common Stock, as the case may be, to the Exercise Price that would then be in effect if such dividend, distribution, share split or share combination had not been declared or announced.
     Section 1.02 Adjustment for Rights Issue. If, after the Issue Date of the Warrant, the Company distributes any rights, options or warrants (other than pursuant to a Shareholders’ Rights Plan (defined below)) to all or substantially all holders of the Company’s Common Stock entitling them to purchase (for a period not more than 45 days from the record date for such distribution) shares of Common Stock at a price per share less than the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including the Trading Day immediately preceding the record date for such distribution, the Exercise Price shall be decreased in accordance with the formula:
where:

R’ =	the Exercise Price in effect immediately after the Open of Business on the record date for such distribution;

R =	the Exercise Price in effect immediately prior to the Open of Business on the record date for such distribution;

O =	the number of shares of Common Stock outstanding immediately prior to the Open of Business on the record date for such distribution;

N =	the number of additional shares of Common Stock issuable pursuant to such rights, options or warrants;

P =	the per-share offering price payable to exercise such rights, options or warrants for the additional shares plus the per-share consideration (if any) the Company receives for such rights, options or warrants; and

M =	the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the record date with respect to the distribution.
     Such adjustment shall be successively made whenever any such rights, options or warrants are distributed and shall become effective immediately after the Open of Business on the record date for such distribution. To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Exercise Price shall be increased to the Exercise Price that would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Exercise Price shall be increased promptly to be the Exercise Price that would then be in effect if such record date for such distribution had not been fixed.
     For purposes of this Section 1.02, in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase Common Stock at less than the average of the Closing Sale Prices of Common Stock for each Trading Day in the applicable 10 consecutive Trading Day period, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.
     Section 1.03 Adjustment for Other Distributions. If, after the Issue Date of the Warrant, the Company distributes to all or substantially all holders of its Common Stock any of its debt or other assets or property (including cash, rights, options or warrants to acquire capital stock of the Company or other securities, but excluding (a) dividends or distributions (including subdivisions) referred to in Section 1.01 and distributions of rights, warrants or options referred to in Section 1.02, (b) rights issued to all holders of Common Stock pursuant to a Shareholders’ Rights Plan, where such rights are not presently exercisable, continue to trade with Common Stock and holders will receive such rights together with Common Stock upon exercise of the Warrant), (c) dividends or other distributions paid exclusively in cash (to which Section 1.04 shall apply) and (d) any Spin-off to which the provisions set forth below in this Section 1.03 shall apply) (“Distributed Property”), the Exercise Price shall be decreased, in accordance with the formula:
where:

R’ =	the Exercise Price in effect immediately after the Open of Business on the record date for such distribution;

R =	the Exercise Price in effect immediately prior to the Open of Business on the record date for such distribution;

M =	the average of the Closing Sale Prices of Common Stock for the 10 consecutive Trading Day period ending on, and including, the record date for such distribution; and

F =	the fair market value, as determined by the Board of Directors, of the portion of the Distributed Property to be distributed in respect of each share of Common Stock immediately as of the Open of Business on the record date for such distribution.
     Such adjustment shall become effective immediately prior to the Open of Business on the record date for such distribution. Notwithstanding the foregoing, if “F” as set forth above is equal to or greater than “M” as set forth above, in lieu of the foregoing adjustment, the Holder shall receive, at the same time and up on the same terms as holders of Common Stock, the amount and kind of Distributed Property the Holder would have received had the Holder owned a number of shares of Common Stock issued upon such exercise immediately prior to the record date for such distribution. If such distribution is not so paid or made, the Exercise Price shall again be adjusted to be the Exercise Price that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors or a committee thereof determines “F” for purposes of this Section 1.03 by reference to the actual or when issued trading market for any Common Stock, it must in doing so consider the prices in such market over the same period used in computing the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the record date for such distribution.
     With respect to an adjustment pursuant to this Section 1.03 where there has been a payment of a dividend or other distribution on the Common Stock in shares of capital stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit, where such capital stock or similar equity interest is listed or quoted (or will be listed or quoted upon consummation of the Spin-off) on a national securities exchange or reasonably comparable non-U.S. equivalent, which is referred to herein as a “Spin-off,” the Exercise Price will be decreased based on the following formula:

R’ =	the Exercise Price in effect immediately after the end of the Valuation Period (as defined below);

R =	the Exercise Price in effect immediately prior to the end of the Valuation Period;

F =	the average of the Closing Sale Prices of the capital stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock over the first 10 consecutive Trading Day period immediately following, and including, the effective date for the Spin-off (such period, the “Valuation Period”); and

MP =	the average of the Closing Sale Prices of the Common Stock over the Valuation Period.
     The adjustment to the Exercise Price under the preceding paragraph of this Section 1.03 will be made immediately after the Close of Business on the last day of the Valuation Period, but will be given effect as of the Open of Business on the effective date for the Spin-off. For purposes of determining the Exercise Price in respect of any exercise during the 10 Trading Days commencing on the effective date for any Spin-off, references within the portion of this Section 1.03 related to “Spin-offs” to 10 consecutive Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the effective date for such Spin-off to, but excluding, the relevant Determination Date.
     For purposes of this Section 1.03, in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at less than the average of the Closing Sale Prices of the Common Stock for each Trading Day in the applicable 10 consecutive Trading Day period, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

     If, prior to a Determination Date, a record date for a Spin-off has been set but the relevant dividend or distribution has not yet resulted in an adjustment to the Exercise Price and an exercising Holder is not entitled to participate in the dividend or distribution with respect to the shares of Common Stock the Holder receives upon exercise (whether because the Holder was not a holder of such shares of Common Stock on the effective date for such dividend or distribution or otherwise), then as promptly as practicable following the Determination Date, the Company will deliver to the Holder a number of additional shares of Common Stock that reflects the increase to the number of Warrant Shares deliverable as a result of the Spin-off.
     Section 1.04 Adjustment for Cash Distributions. If, after the Issue Date of the Warrant, the Company makes a distribution to all or substantially all holders of its Common Stock consisting exclusively of cash, the Exercise Price shall be adjusted in accordance with the formula:

R’ =	the Exercise Price in effect immediately after the Open of Business on the record date for such distribution;

R =	the Exercise Price in effect immediately prior to the Open of Business on the record date for such distribution;

SP =	the average of the Closing Sale Prices of Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the record date for such distribution; and

C =	the amount in cash per share the Company distributes to holders of Common Stock.
     The adjustment shall become effective immediately after the Open of Business on the record date with respect to the distribution.
     Notwithstanding the foregoing, if “C” as set forth above is equal to or greater than “SP” as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that the Holder shall have the right to receive on the date on which the relevant cash dividend or distribution is distributed to holders of Common Stock, the amount of cash the Holder would have received had the Holder owned a number of shares exercisable from the Exercise Price on the record date for such distribution. If such dividend or distribution is not so paid or made, the Exercise Price shall again be adjusted to be the Exercise Price that would then be in effect if such dividend or distribution had not been declared.
     Section 1.05 Adjustment for Company Tender Offer. If, after the Issue Date of the Warrant, the Company or any Subsidiary makes a payment to holders of the shares of Common Stock in respect of a tender or exchange offer, other than an odd-lot offer, by the Company or any of its Subsidiaries for shares of Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Closing Sale Prices over the 10 consecutive Trading Day period commencing on, and including the Trading Day immediately following the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Exercise Price shall be decreased based on the following formula:

R’ =	the Exercise Price in effect immediately after the Open of Business on the Trading Day immediately following the Expiration Date;

R =	the Exercise Price in effect immediately prior to the Open of Business on the Trading Day immediately following the Expiration Date;

F =	the aggregate fair market value, as determined by the Board of Directors, of all cash and other consideration payable in such tender or exchange offer for shares purchased in such tender or exchange offer, such value to be measured as of the expiration time of the tender or exchange offer (the “Expiration Time”);

OS =	the number of shares of Common Stock outstanding immediately prior to the Expiration Time (prior to giving effect to such tender offer or exchange offer);

OS’=	the number of shares of Common Stock outstanding immediately after the Expiration Time (after giving effect to such tender offer or exchange offer); and

SP =	the average of the Closing Sale Prices of Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day immediately following the Expiration Date.
     The adjustment to the Exercise Price under this Section 1.05 will be made immediately after the Open of Business on the 11th Trading Day following the Expiration Date but will be given effect at the Open of Business on the Trading Day following the Expiration Date. For purposes of determining the Exercise Price, in respect of any exercise during the 10 Trading Days commencing on the Trading Day immediately following the Expiration Date, references within this Section 1.05 to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day following the Expiration Time to, but excluding, the relevant Determination Date.
     Section 1.06 Adjustment to Exercise Price Upon Certain Transactions. If, after the Issue Date, a Make Whole Adjustment Event (as defined below) occurs, and if a Holder elects to exercise this Warrant in connection with such Make Whole Adjustment Event (any exercise during the period beginning with, and including, the Effective Date (as defined below) to, and including, the 30th Scheduled Trading Day immediately following the Effective Date will be deemed to be “in connection with” such Make Whole Adjustment Event), the Company will decrease the Exercise Price by an amount (the “Make Whole Decrease”) described in this Section 1.06.

     For purposes of this Section, a “Make Whole Adjustment Event” shall be deemed to have occurred at such time after the Issue Date that any of the following events shall occur:
     (i) any Person becomes a Beneficial Owner (as defined below), directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of the Company’s Capital Stock (as defined below) entitling the Person to exercise more than 50% of the total voting power of all shares of the Company’s Capital Stock that are entitled to vote generally in elections of directors, other than an acquisition by the Company or any of its Subsidiaries or employee benefit plans;
     (ii) the Company merges or consolidates with or into any other Person (other than a Subsidiary), any merger of another Person into the Company, or the Company conveys, sells, transfers or leases all or substantially all of its assets to another Person (other than a Subsidiary), other than any transaction: (A) involving a merger or consolidation that does not result in any reclassification, conversion, exchange or cancellation of the Company’s outstanding shares of Common Stock, or (B) which is effected solely to change the Company’s jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity;
     (iii) the Company’s stockholders approve any plan or proposal for the Company’s liquidation or dissolution; or
     (iv) a Termination of Trading (as defined below);
provided, however, that a Make Whole Adjustment Event shall not be deemed to have occurred if at least 90% of the consideration (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in a merger or consolidation otherwise constituting a Make Whole Adjustment Event under clause (i) and/or clause (ii) above consists of shares of common stock or American Depositary Receipts traded, in each case, on a U.S. national securities exchange, or will be so traded immediately following the merger or consolidation, and as a result of the merger or consolidation this Warrant becomes convertible into such consideration.
     For purposes of this Section, (x) whether a Person is a “Beneficial Owner” shall be determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (y) “Person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.
     For purposes of this Section, “Capital Stock” for any entity means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that corporation.
     For purposes of this Section, “Termination of Trading” means the Common Stock (or other common stock into which this Warrant is then exercisable for) is neither listed nor approved for trading on a U.S. national securities exchange.
     The Company shall provide the Holder not later than the Effective Date a notice describing the Make Whole Adjustment Event and the amount of the Make Whole Decrease.

     The amount of the Make Whole Decrease will be determined by reference to the table below and is based on the date on which such Make Whole Adjustment Event transaction occurs or becomes effective (the “Effective Date”) and the price (the “Share Price”) paid per share of Common Stock in such Make Whole Adjustment Event. If the holders of Common Stock receive only cash in the Make Whole Adjustment Event described in clause (ii) of the definition of Make Whole Adjustment Event, the Share Price shall be the cash amount paid per share of Common Stock. Otherwise, the Share Price shall be the average of the Closing Sale Prices of the Common Stock on the ten consecutive Trading Days up to but excluding the Effective Date.
     The table below2 sets forth the Share Price paid per share for Common Stock in the Make Whole Adjustment Event and the amount of the Make Whole Decrease. The Share Prices set forth in the Share Price column of the table will be adjusted as of any date on which the Exercise Price is adjusted. The adjusted Share Prices will equal the Share Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the applicable Exercise Price as so adjusted and the denominator of which is the Exercise Price immediately prior to the adjustment giving rise to the Share Price adjustment.

Stock Price
Effective
Date	$	$	$	$	$	$	$	$	$	$	$	$	$
, 2009
, 2010
, 2011
, 2012
, 2013
, 2014
, 2015
, 2016
, 2017
     If the exact Share Prices and Effective Dates are not set forth in the table, then: (i) if the Share Price is between two Share Price amounts in the table or the Effective Date is between two dates in the table, the Make Whole Decrease upon exercise of this Warrant will be determined by a straight-line interpolation between the amount of the Make Whole Decrease set forth for the higher and lower Share Price amounts and the two Effective Dates in the table, based on a 365-day year; (ii) if the Share Price exceeds $     per share, subject to adjustment as set forth herein, no Make Whole Decrease will be made; and (iii) if the Share Price is less than $     per share, subject to adjustment as set forth herein, no Make Whole Decrease will be made.
     Section 1.07 When No Adjustment Required. No adjustment need be made as a result of:
     (a) the issuance of the rights pursuant to the Company’s adoption of a stockholders rights plan that provides that each share of Common Stock issued upon exercise of the Warrant

[2]	The table will be completed in a manner consistent with custom for make-wholes in public convertible debt transactions (based on the Exercise Price), will reflect all the specific economic terms of the transaction including cash interest, PIK interest and OID, and reasonably acceptable to the Investor and the Company.

at any time prior to the distribution of separate certificates representing rights will be entitled to receive the right (a “Stockholder Rights Plan”);
     (b) the distribution of separate certificates representing the rights under a Stockholder Rights Plan;
     (c) the exercise or redemption of the rights in accordance with any rights agreement under a Stockholder Rights Plan;
     (d) the termination or invalidation of the rights under a Stockholder Rights Plan;
     (e) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in Common Stock under any plan;
     (f) upon the issuance of any shares of Common Stock or options or rights to purchase or be issued those shares pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its Subsidiaries;
     (g) ordinary course of business stock repurchases, including structured or derivative transactions pursuant to a stock repurchase program approved by the Board of Directors (but, for the avoidance of doubt, excluding transactions described in Section 1.05);
     (h) upon the issuance of any shares of Common Stock or any securities convertible into, or exchangeable for shares of Common Stock, or the right to purchase shares of Common Stock or such convertible or exchangeable securities other than as described in Sections 1.02 or 1.03; or
     (i) for a change in the par value of Common Stock.
     If any event described in Section 1.07 (a) through (d) occurs, the Holder will receive the rights upon exercise, unless, prior to any exercise, the rights have separated from the Common Stock. If the rights have separated, the Exercise Price will be decreased at the time of separation as provided by Section 1.02 or 1.03, as applicable, subject to readjustment in the event of expiration, termination or redemption of such rights.
     Notwithstanding the foregoing, no adjustment need be made to the Exercise Price pursuant to Section 1.01, 1.02, 1.03, 1.04 or 1.05 if the Holder participates (as a result of holding this Warrant, and at the same time as Common Stock holders participate), subject to notice of such participation to the Holder, in the transaction that would otherwise trigger the applicable adjustment, as if the Holder held a number of shares of Common Stock issuable upon exercise of this Warrant. No adjustment need be made if the Common Stock to be issued upon exercise will actually receive the consideration provided in, or be subject to, the transaction that would otherwise trigger the adjustment.
     Section 1.08 Effect of Reclassification, Consolidation, Merger or Sale.

     (a) Upon the occurrence of (i) any reclassification of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination covered by Section 1.01), (ii) any consolidation, merger, sale of all or substantially all of the Company’s assets (other than a sale of all or substantially all of the assets of the Company in a transaction in which the holders of Common Stock immediately prior to such transaction do not receive securities, cash or other assets of the Company or any other Person), (iii) a binding share exchange which reclassifies or changes the outstanding shares of Common Stock, or (iv) any sale or conveyance of all or substantially all of the property and assets of the Company to any other Person, in each case as a result of which the holders of Common Stock shall be entitled to receive cash, securities or other property or assets with respect to or in exchange for such Common Stock (any such event, a “Merger Event”), then at the effective time of the Merger Event, the right to exercise this Warrant will be changed into a right to exercise this Warrant into the type and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property”) upon such Merger Event. If the Merger event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any for of stockholder election), the Reference Property to be received upon exercise will be deemed to be the weighted average of the types and amounts of Reference Property to be received by the holders of Common Stock that affirmatively make such election).
     (b) If the Company consummates a Merger Event, the Company shall promptly provide notice to the Holder briefly describing the Merger Event and stating the type or amount of cash, securities, property or other assets that will comprise the Reference Property after any such Merger Event and any adjustment to be made with respect thereto.
     (c) The above provisions of this Section shall similarly apply to successive Merger Events.
     Section 1.09 Simultaneous Adjustments. In the event that this Annex A requires adjustments to the Exercise Price under more than one of Sections 1.01, 1.02, 1.03 or 1.04, and the record dates (or, in the case of a Spin-off, the effective date of such a Spin-off) for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 1.01, second, the provisions of Section 1.03, third, the provisions of Section 1.04 and, fourth, the provisions of Section 1.02.
     Section 1.10 Successive Adjustments. After an adjustment to the Exercise Price under this Annex A, any subsequent event requiring an adjustment under this Annex A shall cause an adjustment to the Exercise Price as so adjusted.
     Section 1.11 Limitation on Adjustments. The Company shall not take any action that would result in an adjustment pursuant to the foregoing provisions in this Annex A if that adjustment would reduce the Exercise Price below the then par value of the shares of Common Stock issuable upon exercise of the Warrant. In no event will the Exercise Price be increased other than as a result of a transaction described in Section 1.01(c).

     Section 1.12 Adjustment of Number of Warrant Shares. Upon each adjustment of the Exercise Price pursuant to this Annex A, each Warrant outstanding prior to the making of the adjustment in the Exercise Price shall thereafter evidence the right to receive upon payment of the adjusted Exercise Price that number of shares of Common Stock (calculated to the nearest hundredth) obtained from the following formula:
N’= N x (E / E’)
where:

N’ =	the adjusted number of Warrant Shares issuable upon exercise of a Warrant by payment of the adjusted Exercise Price.

N =	the number of Warrant Shares previously issuable upon exercise of a Warrant by payment of the Exercise Price prior to adjustment.

E’ =	the adjusted Exercise Price.

E =	the Exercise Price prior to adjustment.
     Section 1.13 No Avoidance. If the Company shall enter into any transaction for the purpose of avoiding the provisions of this Annex A, the benefits provided by such provisions shall nevertheless apply and be preserved.
     Section 1.14 Notices.
     (a) Promptly after any adjustment of the Exercise Price or the number of Warrant Shares issuable hereunder, the Company shall give written notice thereof to the Holder, setting forth in reasonable detail the calculation of such adjustment.
     (b) The Company shall give written notice to the Holder at least five (5) Business Days prior to the date on which the Company (I) closes its books or takes a record (a) with respect to any dividend or distribution on the Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock, (c) with respect to any pro rata redemption or similar offer to holders of the Common Stock or (d) for determining rights to vote with respect to any Merger Event, dissolution or liquidation or (II) enters into any transaction that will result in an adjustment of the Exercise Price or the number of Warrant Shares issuable hereunder.